Exhibit 99

INVESTOR CONTACT:	Donald J. MacLeod (716) 842-5138	FOR IMMEDIATE RELEASE: April 16, 2012

MEDIA CONTACT:	C. Michael Zabel (716) 842-5385

M&T BANK CORPORATION ANNOUNCES FIRST QUARTER PROFITS

BUFFALO, NEW YORK — M&T Bank Corporation (“M&T”) (NYSE: MTB) today reported its results of operations for the quarter ended March 31, 2012.

GAAP Results of Operations. Diluted earnings per common share measured in accordance with generally accepted accounting principles (“GAAP”) for the first quarter of 2012 were $1.50, compared with $1.59 in the year-earlier quarter. GAAP-basis net income in each of the initial quarters of 2012 and 2011 was $206 million. GAAP-basis net income for the first three months of 2012 expressed as an annualized rate of return on average assets and average common shareholders’ equity was 1.06% and 9.04%, respectively, compared with 1.23% and 10.16%, respectively, in the similar 2011 period.

The recent quarter’s earnings as compared with the first quarter of 2011 reflect higher net interest income, lower credit costs, and higher trust income and residential mortgage banking revenues. While not significant in the recent quarter, last year’s earnings were lifted by $39 million of realized gains from the sale of investment securities ($24 million after-tax effect, or $.20 of diluted earnings per common share), as M&T repositioned its balance sheet in anticipation of the acquisition of Wilmington Trust Corporation (“Wilmington Trust”).

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Commenting on the recent quarter’s performance, René F. Jones, Executive Vice President and Chief Financial Officer, said, “M&T’s first quarter results reflect our continued progress with the integration of Wilmington Trust, lower credit costs and improvement in several revenue categories, including net interest income, mortgage banking revenues, trust income and fees for providing deposit services. Additionally, average loans grew an impressive 10% on an annualized basis as compared with the fourth quarter of 2011. The Tier 1 common ratio increased 18 basis points from the 2011 year-end to 7.04% at the end of the first quarter. Our strong first quarter positions us well for 2012.”

Diluted earnings per common share and GAAP-basis net income in last year’s fourth quarter were $1.04 and $148 million, respectively. GAAP-basis net income in that quarter expressed as an annualized rate of return on average assets and average common shareholders’ equity was .75% and 6.12%, respectively. Results for the final 2011 quarter reflected several noteworthy items, including: a $79 million (pre-tax effect) other-than-temporary impairment charge related to M&T’s 20% investment in Bayview Lending Group LLC (“BLG”); $55 million of income in full settlement of a lawsuit arising from a 2007 investment in collateralized debt obligations; and a $30 million tax-deductible cash contribution to The M&T Charitable Foundation. The after-tax impact of those three items reduced net income in the fourth quarter of 2011 by $33 million, or $.26 of diluted earnings per common share.

Supplemental Reporting of Non-GAAP Results of Operations. M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other

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intangible assets (and the related goodwill, core deposit intangible and other intangible asset balances, net of applicable deferred tax amounts) and gains and expenses associated with merging acquired operations into M&T, since such items are considered by management to be “nonoperating” in nature. Although “net operating income” as defined by M&T is not a GAAP measure, M&T’s management believes that this information helps investors understand the effect of acquisition activity in reported results. Reconciliations of GAAP to non-GAAP measures are provided in the financial tables included herein.

Diluted net operating earnings per common share, which exclude the impact of amortization of core deposit and other intangible assets and merger-related gains and expenses, were $1.59 in the recent quarter, compared with $1.67 and $1.20 in the first and fourth quarters of 2011, respectively. Net operating income for the first three months of 2012 totaled $218 million, compared with $216 million and $168 million in the quarters ended March 31, 2011 and December 31, 2011, respectively. Expressed as an annualized rate of return on average tangible assets and average tangible common shareholders’ equity, net operating income was 1.18% and 16.79%, respectively, in the first quarter of 2012, compared with 1.36% and 20.16% in the year-earlier quarter and .89% and 12.36% in the final 2011 quarter.

Taxable-equivalent Net Interest Income. Taxable-equivalent net interest income increased an annualized 2% to $627 million in the recent quarter from $625 million in the fourth quarter of 2011. That improvement reflects a nine basis point (hundredths of one percent) widening of the net interest margin to 3.69% from 3.60% in the immediately preceding quarter. The wider net interest margin reflects the impact of a $1.41 billion increase in average loans outstanding in 2012’s initial quarter, which largely offset a

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decline in lower yielding balances held at the Federal Reserve Bank of New York. Taxable-equivalent net interest income increased 9% in the first quarter of 2012 from $575 million in the year-earlier quarter. The improvement in such income resulted from an $8.96 billion increase in average earning assets, partially offset by a 23 basis point narrowing of the net interest margin, both of which were attributable to the impact of the Wilmington Trust acquisition on May 16, 2011.

Provision for Credit Losses/Asset Quality. The provision for credit losses was $49 million in the first quarter of 2012, improved from $75 million and $74 million in the first and fourth quarters of 2011, respectively. Net charge-offs of loans during the recent quarter were $48 million, down from $74 million in each of the first and fourth quarters of 2011. Net charge-offs expressed as an annualized percentage of average loans outstanding improved significantly to .32% in the first three months of 2012 from .58% and .50% in the first and fourth quarters of 2011, respectively.

Loans classified as nonaccrual totaled $1.07 billion, or 1.75% of total loans outstanding at March 31, 2012, from $1.08 billion or 2.08% a year earlier and $1.10 billion or 1.83% at December 31, 2011.

Assets taken in foreclosure of defaulted loans were $140 million at March 31, 2012, down from $218 million and $157 million at March 31, 2011 and December 31, 2011, respectively. The decline in such assets at the two most recent quarter-ends as compared with March 31, 2011 resulted predominantly from the sale during the second quarter of 2011 of a commercial real estate property in New York City with a carrying value of $99 million. Reflected in assets taken in foreclosure of defaulted loans at March 31, 2012 and

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December 31, 2011 were $40 million and $48 million, respectively, of assets related to the Wilmington Trust acquisition.

Allowance for Credit Losses. M&T regularly performs detailed analyses of individual borrowers and portfolios for purposes of determining the allowance for credit losses. As a result of those analyses, the allowance totaled $909 million at March 31, 2012, compared with $904 million at March 31, 2011 and $908 million at December 31, 2011. The allowance expressed as a percentage of outstanding loans was 1.49% at March 31, 2012, compared with 1.73% and 1.51% at March 31, 2011 and December 31, 2011, respectively.

Noninterest Income and Expense. Noninterest income totaled $377 million in the first quarter of 2012, compared with $314 million and $398 million in the first and fourth quarters of 2011, respectively. Reflected in those amounts were net losses on investment securities of $11 million in the initial 2012 quarter, compared with net gains of $23 million in the first quarter of 2011 and net losses of $25 million in the fourth quarter of 2011. The net losses on investment securities during the recent quarter and the fourth quarter of 2011 were predominantly due to other-than-temporary impairment charges related to certain of M&T’s privately issued collateralized mortgage obligations. Partially offsetting the previously noted realized securities gains in the initial 2011 quarter, which totaled $39 million, were $16 million of other-than-temporary impairment charges related to certain of M&T’s holdings of privately issued collateralized mortgage obligations.

Excluding gains and losses from investment securities in all periods and the $55 million of income resulting from the litigation settlement in 2011’s final quarter, noninterest income

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totaled $388 million in the recently completed quarter, up from $291 million in the first quarter of 2011 and $368 million in the final 2011 quarter. Contributing to the rise from the year-earlier quarter were higher trust income, predominantly related to the Wilmington Trust acquisition, and mortgage banking revenues. The improvement in such noninterest income as compared with the final 2011 quarter was largely due to higher residential mortgage banking revenues. Contributing to those improved revenues were higher gains on residential real estate loans and commitments to originate loans to be sold. M&T continued its program of retaining residential real estate loans on its balance sheet, effectively reducing mortgage banking revenues by approximately $21 million that would have been recognized had the loans been held for sale. That compares with approximately $11 million of similar impact in last year’s final quarter.

Noninterest expense in the first quarter of 2012 totaled $640 million, compared with $500 million and $740 million in the first and fourth quarters of 2011, respectively. Included in such amounts are expenses considered to be nonoperating in nature consisting of amortization of core deposit and other intangible assets and merger-related expenses. Exclusive of those expenses, noninterest operating expenses were $620 million in the recently completed quarter, $483 million in the first quarter of 2011 and $706 million in the final 2011 quarter. The most significant factor for the higher level of operating expenses in the recent quarter as compared with the year-earlier quarter was the impact of the operations obtained in the Wilmington Trust acquisition. The decrease in expenses from the fourth quarter of 2011 was largely the result of the previously noted fourth quarter charges related to the other-than-temporary impairment of M&T’s investment in BLG and the $30 million charitable contribution, partially offset by recent quarter seasonally higher costs for

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stock-based compensation, unemployment insurance, and payroll-related taxes and employer contributions for retirement savings plan benefits related to incentive compensation payments.

The efficiency ratio, or noninterest operating expenses divided by the sum of taxable-equivalent net interest income and noninterest income (exclusive of gains and losses from bank investment securities and merger-related gains), measures the relationship of operating expenses to revenues. M&T’s efficiency ratio was 61.1% in the first quarter of 2012, compared with 55.8% in the year-earlier quarter and 67.4% in the fourth quarter of 2011.

Balance Sheet. M&T had total assets of $79.2 billion at March 31, 2012, up 17% from $67.9 billion a year earlier. Loans and leases, net of unearned discount, increased $8.8 billion or 17% to $60.9 billion at the recent quarter-end from $52.1 billion at March 31, 2011, and were $826 million higher than $60.1 billion at December 31, 2011. Total deposits rose 21% to $60.9 billion at March 31, 2012 from $50.5 billion a year earlier.

Total shareholders’ equity increased 11% to $9.4 billion at March 31, 2012 from $8.5 billion at March 31, 2011, representing 11.91% and 12.53%, respectively, of total assets. Common shareholders’ equity was $8.6 billion, or $67.64 per share at March 31, 2012, up from $7.8 billion, or $64.43 per share, a year earlier. Tangible equity per common share rose 13% to $38.89 at March 31, 2012 from $34.38 a year earlier. Common shareholders’ equity per share and tangible equity per common share were $66.82 and $37.79, respectively, at December 31, 2011. In the calculation of tangible equity per common share, common shareholders’ equity is reduced by the carrying values of goodwill and core deposit and other intangible assets, net of applicable deferred tax balances. M&T’s tangible common equity to tangible assets ratio was 6.51% at

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March 31, 2012, improved from 6.44% and 6.40% at March 31, 2011 and December 31, 2011, respectively. M&T’s estimated Tier 1 common ratio was 7.04% at March 31, 2012 compared with 6.78% and 6.86% at March 31, 2011 and December 31, 2011, respectively.

Conference Call. Investors will have an opportunity to listen to M&T’s conference call to discuss first quarter financial results today at 10:30 a.m. Eastern Time. Those wishing to participate in the call may dial (877)780-2276. International participants, using any applicable international calling codes, may dial (973)582-2700. Callers should reference M&T Bank Corporation or the conference ID #70075727. The conference call will be webcast live through M&T’s website at http://ir.mandtbank.com/events.cfm. A replay of the call will be available until Wednesday, April 18, 2012 by calling (800)585-8367, or (404)537-3406 for international participants, and by making reference to the ID #70075727. The event will also be archived and available by 7:00 p.m. today on M&T’s website at http://ir.mandtbank.com/events.cfm.

M&T is a financial holding company headquartered in Buffalo, New York. M&T’s principal banking subsidiary, M&T Bank, operates banking offices in New York, Pennsylvania, Maryland, Virginia, West Virginia, Delaware and the District of Columbia. Trust-related services are provided by M&T’s Wilmington Trust-affiliated companies and by M&T Bank.

Forward-Looking Statements. This news release contains forward-looking statements that are based on current expectations, estimates and projections about M&T’s business, management’s beliefs and assumptions made by management. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”) which are

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difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Future Factors include changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-related revenues; legislation affecting the financial services industry as a whole, and M&T and its subsidiaries individually or collectively, including tax legislation; regulatory supervision and oversight, including monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries’ future businesses; and material differences in the actual financial results of merger, acquisition and investment activities compared

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with M&T’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements.

These are representative of the Future Factors that could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other Future Factors.

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Financial Highlights

	Three months ended March 31
Amounts in thousands, except per share	2012	2011	Change
Performance

Net income	$206,463	206,273	—%
Net income available to common shareholders	188,241	190,121	-1%

Per common share:
Basic earnings	$1.50	1.59	-6%
Diluted earnings	1.50	1.59	-6%
Cash dividends	$.70	.70	—%

Common shares outstanding:
Average - diluted (1)	125,616	119,852	5%
Period end (2)	126,534	120,410	5%

Return on (annualized):
Average total assets	1.06%	1.23%
Average common shareholders’ equity	9.04%	10.16%

Taxable-equivalent net interest income	$627,094	575,131	9%

Yield on average earning assets	4.24%	4.60%
Cost of interest-bearing liabilities	.80%	.91%
Net interest spread	3.44%	3.69%
Contribution of interest-free funds	.25%	.23%
Net interest margin	3.69%	3.92%
Net charge-offs to average total net loans (annualized)	.32%	.58%

Net operating results (3)

Net operating income	$218,360	216,360	1%
Diluted net operating earnings per common share	1.59	1.67	-5%

Return on (annualized):
Average tangible assets	1.18%	1.36%
Average tangible common equity	16.79%	20.16%
Efficiency ratio	61.09%	55.75%

	At March 31
Loan quality	2012	2011	Change

Nonaccrual loans	$1,065,229	1,081,920	-2%
Real estate and other foreclosed assets	140,297	218,203	-36%

Total nonperforming assets	$1,205,526	1,300,123	-7%

Accruing loans past due 90 days or more (4)	$273,081	243,990	12%

Government guaranteed loans included in totals above:
Nonaccrual loans	$44,717	36,300	23%
Accruing loans past due 90 days or more	252,622	209,787	20%

Renegotiated loans	$213,024	241,190	-12%

Acquired accruing loans past due 90 days or more (5)	$165,163	115,554	43%

Purchased impaired loans (6):
Outstanding customer balance	$1,158,829	206,253
Carrying amount	604,779	88,589

Nonaccrual loans to total net loans	1.75%	2.08%
Allowance for credit losses to total loans	1.49%	1.73%

(1)	Includes common stock equivalents.

(2)	Includes common stock issuable under deferred compensation plans.

(3)	Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related gains and expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 18.

(4)	Excludes acquired loans.

(5)	Acquired loans that were recorded at fair value at acquisition date. This category does not include purchased impaired loans that are presented separately.

(6)	Accruing loans that were impaired at acquisition date and recorded at fair value.

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Financial Highlights, Five Quarter Trend

	Three months ended
Amounts in thousands, except per share	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011

Performance

Net income	$206,463	147,740	183,108	322,358	206,273
Net income available to common shareholders	188,241	129,804	164,671	297,179	190,121

Per common share:
Basic earnings	$1.50	1.04	1.32	2.43	1.59
Diluted earnings	1.50	1.04	1.32	2.42	1.59
Cash dividends	$.70	.70	.70	.70	.70

Common shares outstanding:
Average - diluted (1)	125,616	124,736	124,860	122,796	119,852
Period end (2)	126,534	125,752	125,678	125,622	120,410

Return on (annualized):
Average total assets	1.06%	.75%	.94%	1.78%	1.23%
Average common shareholders’ equity	9.04%	6.12%	7.84%	14.94%	10.16%

Taxable-equivalent net interest income	$627,094	624,566	623,265	592,670	575,131

Yield on average earning assets	4.24%	4.17%	4.29%	4.40%	4.60%
Cost of interest-bearing liabilities	.80%	.82%	.86%	.89%	.91%
Net interest spread	3.44%	3.35%	3.43%	3.51%	3.69%
Contribution of interest-free funds	.25%	.25%	.25%	.24%	.23%
Net interest margin	3.69%	3.60%	3.68%	3.75%	3.92%
Net charge-offs to average total net loans (annualized)	.32%	.50%	.39%	.43%	.58%

Net operating results (3)

Net operating income	$218,360	168,410	209,996	289,487	216,360
Diluted net operating earnings per common share	1.59	1.20	1.53	2.16	1.67

Return on (annualized):
Average tangible assets	1.18%	.89%	1.14%	1.69%	1.36%
Average tangible common equity	16.79%	12.36%	16.07%	24.24%	20.16%
Efficiency ratio	61.09%	67.38%	61.79%	55.56%	55.75%

Loan quality	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011

Nonaccrual loans	$1,065,229	1,097,581	1,113,788	1,117,584	1,081,920
Real estate and other foreclosed assets	140,297	156,592	149,868	158,873	218,203

Total nonperforming assets	$1,205,526	1,254,173	1,263,656	1,276,457	1,300,123

Accruing loans past due 90 days or more (4)	$273,081	287,876	239,970	239,527	243,990

Government guaranteed loans included in totals above:
Nonaccrual loans	$44,717	40,529	32,937	42,337	36,300
Accruing loans past due 90 days or more	252,622	252,503	210,407	205,644	209,787

Renegotiated loans	$213,024	214,379	223,233	234,726	241,190

Acquired accruing loans past due 90 days or more (5)	$165,163	163,738	211,958	228,304	115,554

Purchased impaired loans (6):
Outstanding customer balance	$1,158,829	1,267,762	1,393,777	1,473,237	206,253
Carrying amount	604,779	653,362	703,632	752,978	88,589

Nonaccrual loans to total net loans	1.75%	1.83%	1.91%	1.91%	2.08%
Allowance for credit losses to total loans	1.49%	1.51%	1.56%	1.55%	1.73%

(1)	Includes common stock equivalents.

(2)	Includes common stock issuable under deferred compensation plans.

(3)	Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related gains and expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 18.

(4)	Excludes acquired loans.

(5)	Acquired loans that were recorded at fair value at acquisition date. This category does not include purchased impaired loans that are presented separately.

(6)	Accruing loans that were impaired at acquisition date and recorded at fair value.

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Condensed Consolidated Statement of Income

	Three months ended March 31
Dollars in thousands	2012	2011	Change
Interest income	$714,095	667,483	7%
Interest expense	93,706	98,679	-5

Net interest income	620,389	568,804	9

Provision for credit losses	49,000	75,000	-35

Net interest income after provision for credit losses	571,389	493,804	16

Other income
Mortgage banking revenues	56,192	45,156	24
Service charges on deposit accounts	108,889	109,731	-1
Trust income	116,953	29,321	299
Brokerage services income	13,901	14,296	-3
Trading account and foreign exchange gains	10,571	8,279	28
Gain on bank investment securities	45	39,353	—
Other-than-temporary impairment losses recognized in earnings	(11,486)	(16,041)	—
Equity in earnings of Bayview Lending Group LLC	(4,752)	(6,678)	—
Other revenues from operations	86,410	91,003	-5

Total other income	376,723	314,420	20

Other expense
Salaries and employee benefits	346,098	266,090	30
Equipment and net occupancy	65,043	56,663	15
Printing, postage and supplies	11,872	9,202	29
Amortization of core deposit and other intangible assets	16,774	12,314	36
FDIC assessments	28,949	19,094	52
Other costs of operations	170,959	136,208	26

Total other expense	639,695	499,571	28

Income before income taxes	308,417	308,653	—

Applicable income taxes	101,954	102,380	—

Net income	$206,463	206,273	—%

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Condensed Consolidated Statement of Income, Five Quarter Trend

	Three months ended
Dollars in thousands	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011
Interest income	$714,095	716,000	720,351	688,253	667,483
Interest expense	93,706	97,969	103,632	102,051	98,679

Net interest income	620,389	618,031	616,719	586,202	568,804

Provision for credit losses	49,000	74,000	58,000	63,000	75,000

Net interest income after provision for credit losses	571,389	544,031	558,719	523,202	493,804

Other income
Mortgage banking revenues	56,192	40,573	38,141	42,151	45,156
Service charges on deposit accounts	108,889	104,071	121,577	119,716	109,731
Trust income	116,953	113,820	113,652	75,592	29,321
Brokerage services income	13,901	13,341	13,907	14,926	14,296
Trading account and foreign exchange gains	10,571	7,971	4,176	6,798	8,279
Gain on bank investment securities	45	1	89	110,744	39,353
Other-than-temporary impairment losses recognized in earnings	(11,486)	(24,822)	(9,642)	(26,530)	(16,041)
Equity in earnings of Bayview Lending Group LLC	(4,752)	(5,419)	(6,911)	(5,223)	(6,678)
Other revenues from operations	86,410	148,918	93,393	163,482	91,003

Total other income	376,723	398,454	368,382	501,656	314,420

Other expense
Salaries and employee benefits	346,098	312,528	325,197	300,178	266,090
Equipment and net occupancy	65,043	65,080	68,101	59,670	56,663
Printing, postage and supplies	11,872	11,399	10,593	9,723	9,202
Amortization of core deposit and other intangible assets	16,774	17,162	17,401	14,740	12,314
FDIC assessments	28,949	27,826	26,701	26,609	19,094
Other costs of operations	170,959	305,588	214,026	165,975	136,208

Total other expense	639,695	739,583	662,019	576,895	499,571

Income before income taxes	308,417	202,902	265,082	447,963	308,653

Applicable income taxes	101,954	55,162	81,974	125,605	102,380

Net income	$206,463	147,740	183,108	322,358	206,273

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Condensed Consolidated Balance Sheet

	March 31
Dollars in thousands	2012	2011	Change
ASSETS
Cash and due from banks	$1,344,092	972,005	38%
Interest-bearing deposits at banks	1,282,040	100,101	1,181
Federal funds sold and agreements to resell securities	—	10,300	-100
Trading account assets	517,620	413,737	25
Investment securities	7,195,296	6,507,165	11
Loans and leases:
Commercial, financial, etc	15,938,672	13,826,299	15
Real estate - commercial	24,486,555	20,891,615	17
Real estate - consumer	8,696,594	6,154,960	41
Consumer	11,799,929	11,245,807	5

Total loans and leases, net of unearned discount	60,921,750	52,118,681	17
Less: allowance for credit losses	909,006	903,703	1

Net loans and leases	60,012,744	51,214,978	17
Goodwill	3,524,625	3,524,625	—
Core deposit and other intangible assets	159,619	113,603	41
Other assets	5,150,851	5,024,694	3

Total assets	$79,186,887	67,881,208	17%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$20,648,970	15,219,562	36%
Interest-bearing deposits	39,868,782	34,264,867	16
Deposits at Cayman Islands office	395,191	1,063,670	-63

Total deposits	60,912,943	50,548,099	21
Short-term borrowings	511,981	504,676	1
Accrued interest and other liabilities	1,856,749	1,015,495	83
Long-term borrowings	6,476,526	7,305,420	-11

Total liabilities	69,758,199	59,373,690	17
Shareholders’ equity:
Preferred	866,489	743,385	17
Common (1)	8,562,199	7,764,133	10

Total shareholders’ equity	9,428,688	8,507,518	11

Total liabilities and shareholders’ equity	$79,186,887	67,881,208	17%

(1)	Reflects accumulated other comprehensive loss, net of applicable income tax effect, of $331.3 million at March 31, 2012 and $197.5 million at March 31, 2011.

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16-16-16-16-16

M&T BANK CORPORATION

Condensed Consolidated Balance Sheet, Five Quarter Trend

Dollars in thousands	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011

ASSETS
Cash and due from banks	$1,344,092	1,449,547	1,349,057	1,297,335	972,005
Interest-bearing deposits at banks	1,282,040	154,960	2,226,779	2,275,450	100,101
Federal funds sold and agreements to resell securities	—	2,850	5,000	415,580	10,300
Trading account assets	517,620	561,834	605,557	502,986	413,737
Investment securities	7,195,296	7,673,154	7,173,797	6,492,265	6,507,165
Loans and leases:
Commercial, financial, etc	15,938,672	15,734,436	15,218,502	15,040,892	13,826,299
Real estate - commercial	24,486,555	24,411,114	23,961,306	24,263,726	20,891,615
Real estate - consumer	8,696,594	7,923,165	7,065,451	6,970,921	6,154,960
Consumer	11,799,929	12,027,290	12,156,005	12,265,690	11,245,807

Total loans and leases, net of unearned discount	60,921,750	60,096,005	58,401,264	58,541,229	52,118,681
Less: allowance for credit losses	909,006	908,290	908,525	907,589	903,703

Net loans and leases	60,012,744	59,187,715	57,492,739	57,633,640	51,214,978
Goodwill	3,524,625	3,524,625	3,524,625	3,524,625	3,524,625
Core deposit and other intangible assets	159,619	176,394	193,556	210,957	113,603
Other assets	5,150,851	5,193,208	5,292,781	5,374,316	5,024,694

Total assets	$79,186,887	77,924,287	77,863,891	77,727,154	67,881,208

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$20,648,970	20,017,883	19,637,491	18,598,828	15,219,562
Interest-bearing deposits	39,868,782	39,020,839	39,330,027	40,078,834	34,264,867
Deposits at Cayman Islands office	395,191	355,927	514,871	551,553	1,063,670

Total deposits	60,912,943	59,394,649	59,482,389	59,229,215	50,548,099
Short-term borrowings	511,981	782,082	694,398	567,144	504,676
Accrued interest and other liabilities	1,856,749	1,790,121	1,563,121	1,557,685	1,015,495
Long-term borrowings	6,476,526	6,686,226	6,748,857	7,128,916	7,305,420

Total liabilities	69,758,199	68,653,078	68,488,765	68,482,960	59,373,690
Shareholders’ equity:
Preferred	866,489	864,585	862,717	860,901	743,385
Common (1)	8,562,199	8,406,624	8,512,409	8,383,293	7,764,133

Total shareholders’ equity	9,428,688	9,271,209	9,375,126	9,244,194	8,507,518

Total liabilities and shareholders’ equity	$79,186,887	77,924,287	77,863,891	77,727,154	67,881,208

(1)	Reflects accumulated other comprehensive loss, net of applicable income tax effect, of $331.3 million at March 31, 2012, $356.4 million at December 31, 2011, $192.5 million at September 30, 2011, $228.8 million at June 30, 2011 and $197.5 million at March 31, 2011.

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17-17-17-17-17

M&T BANK CORPORATION

Condensed Consolidated Average Balance Sheet

and Annualized Taxable-equivalent Rates

	Three months ended						Change in balance March 31, 2012 from
Dollars in millions	March 31, 2012		March 31, 2011		December 31, 2011		March 31, 2011	December 31, 2011
	Balance	Rate	Balance	Rate	Balance	Rate
ASSETS

Interest-bearing deposits at banks	$301	.28%	115	.13%	1,973	.25%	161%	-85%
Federal funds sold and agreements to resell securities	3	.50	15	.53	6	.38	-83	-60
Trading account assets	93	1.57	110	1.61	82	1.30	-15	14
Investment securities	7,507	3.54	7,219	4.17	7,633	3.48	4	-2
Loans and leases, net of unearned discount
Commercial, financial, etc	15,732	3.71	13,573	3.93	15,392	3.78	16	2
Real estate - commercial	24,559	4.42	21,003	4.71	24,108	4.47	17	2
Real estate - consumer	8,286	4.60	6,054	5.06	7,480	4.77	37	11
Consumer	11,907	4.80	11,342	5.13	12,097	4.87	5	-2

Total loans and leases, net	60,484	4.35	51,972	4.67	59,077	4.39	16	2

Total earning assets	68,388	4.24	59,431	4.60	68,771	4.17	15	-1
Goodwill	3,525		3,525		3,525		—	—
Core deposit and other intangible assets	168		119		185		40	-9
Other assets	5,945		4,970		5,912		20	1

Total assets	$78,026		68,045		78,393		15%	—%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits
NOW accounts	$827	.14	628	.13	826	.15	32%	—%
Savings deposits	32,410	.23	27,669	.28	32,179	.27	17	1
Time deposits	5,960	.91	5,700	1.36	6,379	.93	5	-7
Deposits at Cayman Islands office	496	.17	1,182	.14	512	.15	-58	-3

Total interest-bearing deposits	39,693	.33	35,179	.45	39,896	.37	13	-1

Short-term borrowings	828	.15	1,344	.15	674	.10	-38	23
Long-term borrowings	6,507	3.78	7,368	3.26	6,574	3.66	-12	-1

Total interest-bearing liabilities	47,028	.80	43,891	.91	47,144	.82	7	—
Noninterest-bearing deposits	19,598		14,501		20,103		35	-3
Other liabilities	2,024		1,202		1,733		68	17

Total liabilities	68,650		59,594		68,980		15	—
Shareholders’ equity	9,376		8,451		9,413		11	—

Total liabilities and shareholders’ equity	$78,026		68,045		78,393		15%	—%

Net interest spread		3.44		3.69		3.35
Contribution of interest-free funds		.25		.23		.25
Net interest margin		3.69%		3.92%		3.60%

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18-18-18-18-18

M&T BANK CORPORATION

Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

	Three months ended
	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011
Income statement data
In thousands, except per share
Net income
Net income	$206,463	147,740	183,108	322,358	206,273
Amortization of core deposit and other intangible assets (1)	10,240	10,476	10,622	8,974	7,478
Merger-related gain (1)	—	—	—	(64,930)	—
Merger-related expenses (1)	1,657	10,194	16,266	23,085	2,609

Net operating income	$218,360	168,410	209,996	289,487	216,360

Earnings per common share
Diluted earnings per common share	$1.50	1.04	1.32	2.42	1.59
Amortization of core deposit and other intangible assets (1)	.08	.08	.08	.07	.06
Merger-related gain (1)	—	—	—	(.52)	—
Merger-related expenses (1)	.01	.08	.13	.19	.02

Diluted net operating earnings per common share	$1.59	1.20	1.53	2.16	1.67

Other expense
Other expense	$639,695	739,583	662,019	576,895	499,571
Amortization of core deposit and other intangible assets	(16,774)	(17,162)	(17,401)	(14,740)	(12,314)
Merger-related expenses	(2,728)	(16,393)	(26,003)	(36,996)	(4,295)

Noninterest operating expense	$620,193	706,028	618,615	525,159	482,962

Merger-related expenses
Salaries and employee benefits	$1,973	534	285	15,305	7
Equipment and net occupancy	15	189	119	25	79
Printing, postage and supplies	—	1,475	723	318	147
Other costs of operations	740	14,195	24,876	21,348	4,062

Total	$2,728	16,393	26,003	36,996	4,295

Efficiency ratio
Noninterest operating expense (numerator)	$620,193	706,028	618,615	525,159	482,962

Taxable-equivalent net interest income	627,094	624,566	623,265	592,670	575,131
Other income	376,723	398,454	368,382	501,656	314,420
Less: Gain on bank investment securities	45	1	89	110,744	39,353
Net OTTI losses recognized in earnings	(11,486)	(24,822)	(9,642)	(26,530)	(16,041)
Merger-related gain	—	—	—	64,930	—

Denominator	$1,015,258	1,047,841	1,001,200	945,182	866,239

Efficiency ratio	61.09%	67.38%	61.79%	55.56%	55.75%

Balance sheet data
In millions
Average assets
Average assets	$78,026	78,393	76,908	72,454	68,045
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(168)	(185)	(202)	(165)	(119)
Deferred taxes	48	54	58	42	22

Average tangible assets	$74,381	74,737	73,239	68,806	64,423

Average common equity
Average total equity	$9,376	9,413	9,324	8,812	8,451
Preferred stock	(866)	(864)	(862)	(716)	(743)

Average common equity	8,510	8,549	8,462	8,096	7,708
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(168)	(185)	(202)	(165)	(119)
Deferred taxes	48	54	58	42	22

Average tangible common equity	$4,865	4,893	4,793	4,448	4,086

At end of quarter
Total assets
Total assets	$79,187	77,924	77,864	77,727	67,881
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(160)	(176)	(193)	(210)	(113)
Deferred taxes	46	51	55	60	20

Total tangible assets	$75,548	74,274	74,201	74,052	64,263

Total common equity
Total equity	$9,429	9,271	9,375	9,244	8,508
Preferred stock	(867)	(865)	(863)	(861)	(743)
Undeclared dividends - cumulative preferred stock	(3)	(3)	(3)	(3)	(7)

Common equity, net of undeclared cumulative preferred dividends	8,559	8,403	8,509	8,380	7,758
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(160)	(176)	(193)	(210)	(113)
Deferred taxes	46	51	55	60	20

Total tangible common equity	$4,920	4,753	4,846	4,705	4,140

(1)	After any related tax effect.

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